EX-99.1.8(vi)

                               SIXTH AMENDMENT TO
                             PARTICIPATION AGREEMENT

      THIS SIXTH AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Sixth Amendment") is made and entered into as of the 20th day of January, 1998, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and the VARIABLE INSURANCE PRODUCTS FUND II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.

                                   WITNESSETH

      WHEREAS, the Company, the Fund and the Underwriter are parties to a Participation Agreement, dated February 1, 1994, as supplemented by Amendments to the Participation Agreement dated as of December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996 and May 1, 1997 (the "Original Agreement"); and

      WHEREAS, the Company, the Fund and the Underwriter now desire to modify the Original Agreement (i) to add additional Contracts funded by each Account.

      NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

      1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A effective as of the date first written above;

      2. The Original Agreement, as supplemented by this Sixth Amendment, is ratified and confirmed; and

      3. This Sixth Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date first above written.

      AETNA LIFE INSURANCE AND ANNUITY COMPANY

                        By:      /s/ Laurie M. Leblanc
                                 -----------------------------

                        Name:    Laurie M. Leblanc
                                 -----------------------------

                        Title:   Vice President
                                 -----------------------------




      VARIABLE INSURANCE PRODUCTS FUND II

                        By:      /s/ Robert C. Pozen
                                 -----------------------------

                        Name:    Robert C. Pozen
                                 -----------------------------

                        Title:   Senior Vice President
                                 -----------------------------



      FIDELITY DISTRIBUTORS CORPORATION

                        By:      /s/ Kevin Kelly
                                 -----------------------------

                        Name:    Kevin Kelly
                                 -----------------------------

                        Title:   Vice President
                                 -----------------------------

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



                                   SCHEDULE A

--------------------------------------------------------------------------------
                                      Policy Form Numbers of Contracts Issued
Name of Separate Account                     Through Separate Account
--------------------------------------------------------------------------------
Variable Annuity Account B           I-CDA-IC(IR/NY)       I-CDA-HI(NQ)
                                     I-CDA-IC(NQ/NY)       G-CDA-ID(DC)
                                     I-CDA-IC(IR/MP)       G-CDA-GP1(4/94)
                                     I-CDA-IC(NQ/MP)       I-CDA-GP1(4/94)
                                     G-CDA-IB(IR)          A050SP96
                                     G-CDA-IC(IR)          G-MP1(5/97)
                                     G-CDA-IC(NQ)          MP1CERT(5/97)
                                     G-CDA-IC(NQ/NY)       I-MP1CERT(5/96)
                                     GMCC-IC(NQ)           I-MP1(5/96)
                                     GMCC-IC(NQ/NY)        G-CDA-96(NY)
                                     GMCC-IC(IR/NY)        GMCC-96(NY)
                                     G-CDA-HF              I-CDA-HD
                                     I-CDA-IA
--------------------------------------------------------------------------------
 Variable Life Account B             70180-93US            70225-95
                                     70182-93US            70267-97
                                     70181-94US            70263-97
                                     38899                 70225-97
                                     38899-90
                                     38899-93
--------------------------------------------------------------------------------
Variable Annuity Account C           G-CDA-IB(XC/SM)       G-TDA-HH(XC/M)
                                     G-CDA-IA(RPM/XC)      G-TDA-HH(XC/S)
                                     G-CDA-IB(AORP)        GLID-CDA-HO
                                     G-CDA-IB(ATORP)       GIT-CDA-HO
                                     G-CDA-95(TORP)        GLIT-CDA-HO
                                     GTCC-95(TORP)         IST-CDA-HO
                                     G-CDA-95(ORP)         IRA-CDA-IC
                                     GTCC-95(ORP)          IP-CDA-IB(WI)
                                     G-CDA-96(TORP)        IP-CDA-IB(MN)
                                     G-CDA-96(ORP)         IP-CDA-IB(WA)
                                     GTCC-96(TORP)         G-CDA-ID(DC)
                                     GTCC-96(ORP)          GIP-CDA-HB
                                     G-401-IB(X/M)         I-CDA-HD
                                     G-CDA-HF              I-CDA-HD(XC)
                                     G-CDA-HD              IA-CDA-IA
                                     GTCC-HF               IA-CDA-IA(RP)
                                     G-CDA-IA(RP)          G-CDA-IB(IR)
                                     GST-CDA-HO            A001RP95
                                     GSD-CDA-HO            A007RC95
                                     GID-CDA-HO            A020RV95
                                                           A027RV95
--------------------------------------------------------------------------------
    Separate Account D               GF-PVA-IC(NY)         GFA-PVA-IC
                                     GF-PVA-IC(CA)         F.6F-PVA-TR
                                     GF-PVA-IC(NJ)
--------------------------------------------------------------------------------
Any state variation of the above-referenced contracts are considered included on this Schedule A. Date of Amendment: January 20, 1998

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